Exhibit 23.1
            Consent of Independent Registered Public Accounting Firm

The Board of Directors
Anteon International Corporation:

We consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-111249, 333-108858 and 333-108147) and Form S-8 (File
Nos. 333-84930, 333-11631, 333-118878, 333-113401 and 333-84930) of Anteon
International Corporation and subsidiaries (the "Company") of our reports dated March 16, 2006, with respect to the consolidated balance sheets of the Company as of December 31, 2005 and 2004 and the related consolidated statements of operations, stockholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2005, and the related financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 and the effectiveness of internal control over financial reporting as of December 31, 2005, which reports appear in the December 31, 2005 annual report on Form 10-K of the Company.



/s/: KPMG
McLean, Virginia
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March 16, 2006